Exhibit 99.ii

FOR IMMEDIATE RELEASE	Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
November 2, 2010	Company Contact Jacqueline E. Burwitz Vice President Investor Relations 314-985-2169

ENERGIZER HOLDINGS, INC. ANNOUNCES RETIREMENT OF BOARD MEMBER RICHARD A. LIDDY

St. Louis, Missouri, November 2, 2010– Energizer Holdings, Inc. [NYSE:ENR] announced that Richard A. Liddy has decided to retire from the Board of Directors, effective as of November 5, 2010. Mr. Liddy has served as a director since Energizer’s spin-off from Ralston Purina Company in 2000.

“Dick has been a valuable member of our Board ever since we became an independent public company ten years ago.  His wealth of experience and critical analytical thinking have greatly contributed to the success of Energizer and his counsel will be missed” said Ward M. Klein, Chief Executive Officer.

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of household and personal care products.